EXHIBIT 99.1

CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

                    Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Southwestern Energy Company, an Arkansas corporation (the "Company"), does hereby certify that:

The Annual Report on Form 11-K (the "Form 11-K) of the Southwestern Energy Company 401(k) Savings Plan (the "Plan") for the fiscal year ended December 31, 2002 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 11-K fairly presents, in all material respects, the net assets and changes in net assets available for benefits of the Plan.

Dated:	June 27, 2003	/s/ GREG D. KERLEY
Greg D. Kerley Executive Vice President and Chief Financial Officer

Dated:	June 27, 2003	/s/ TIMOTHY J. O'DONNELL
Timothy J. O'Donnell Vice President of Human Resources and Treasury

                    A signed original of this written statement required by section 906 has been provided to the Southwestern Energy Company 401(k) Savings Plan and will be retained by the Southwestern Energy Company 401(k) Savings Plan and furnished to the Securities and Exchange Commission or its staff upon request.

                    The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 11-K or as a separate disclosure document.